Exhibit 99.1

Viasat Releases First Quarter Fiscal Year 2027 Financial Results

CARLSBAD, Calif., August 4, 2026 — Viasat, Inc. (NASDAQ: VSAT), a global leader in satellite communications, today published its first quarter fiscal year 2027 financial results. A letter to shareholders and accompanying webcast slides are available on the Investor Relations section of the company’s website.

Conference Call Details

As previously announced, Management will host a conference call to discuss the results today, Tuesday, August 4, 2026 at 2:30 p.m. PT (5:30 p.m. ET).

Access Information:

•	Dial-in: (800) 715-9871 (U.S./Canada toll-free) or (646) 307-1963

•	Conference ID: 7213068

•	Live webcast: Available on Viasat’s Investor Relations website.

A replay of the call will be archived on the Investor Relations site.

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About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. With offices in 24 countries around the world, our mission shapes how consumers, businesses, governments and militaries around the world communicate and connect. Viasat is developing the ultimate global communications network to power high-quality, reliable, secure, affordable, fast connections to positively impact people’s lives anywhere they are—on the ground, in the air or at sea, while building a sustainable future in space. In May 2023, Viasat completed its acquisition of Inmarsat, combining the teams, technologies and resources of the two companies to create a new global communications partner. Learn more at www.viasat.com, the Viasat News Room or follow us on LinkedIn, X, Instagram, Facebook, Bluesky, Threads, and YouTube.

Copyright © 2026 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat Signal are registered trademarks in the U.S. and in other countries of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts

Scott Goryl/Daniel Bleier, Corporate Communications, PR@viasat.com

Lisa Curran/Peter Lopez, Investor Relations, IR@viasat.com